Exhibit 10.7

FORM OF

FIRST NLC FINANCIAL SERVICES, INC.

2004 EQUITY COMPENSATION PLAN

FIRST NLC FINANCIAL SERVICES, INC.

2004 EQUITY COMPENSATION PLAN

FIRST NLC FINANCIAL SERVICES, INC.

2004 EQUITY COMPENSATION PLAN

The purpose of the First NLC Financial Services, Inc. 2004 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of First NLC Financial Services, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Company’s Board of Directors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based grants. The Company believes that the Plan will encourage the recipients of these grants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of such recipients with those of the shareholders.

Section 1.     Definitions

Except as otherwise set forth in the terms of a specific Grant Instrument, the following terms shall have the meanings set forth below for purposes of the Plan:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” means the following events or conditions: (i) the refusal or failure to perform (other than by reason of Disability), or material negligence in the performance of, a Grantee’s duties and responsibilities to the Employer, or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of 10 days after written notice to the Grantee; (ii) the material breach by the Grantee of any provision of any agreement between such Grantee and the Employer relating to the terms and conditions of such Grantee’s employment or provision of services; (iii) the commission of fraud, embezzlement, theft or other dishonesty by such Grantee with respect to the Employer; (iv) the conviction of such Grantee of, or plea by such Grantee of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude; (v) any other conduct that involves a material breach of a fiduciary obligation to the Employer on the part of the Grantee; (vi) abuse by such Grantee of alcohol or controlled substances; (vii) deception, fraud, material misrepresentation or dishonesty by such Grantee; (viii) any incident materially compromising such Grantee’s reputation or ability to represent the Company with the public; or (ix) any act or omission by the Grantee which substantially impairs the Company’s business, good will or reputation; provided, however, that, notwithstanding the foregoing, if there is a written employment or services agreement between the Grantee and the Employer which defines termination of such relationship for cause, cause as defined in such agreement.

(c) “Change of Control” shall mean the occurrence of any of the following events:

(i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan of the Company, or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”);

(ii) a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities;

(iii) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company’s assets; or

(iv) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that for any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then composing the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.

(f) “Company” shall mean First NLC Financial Services, Inc. and its successors.

(g) “Company Stock” shall mean a share of common stock of the Company.

(h) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Code section 22(e)(3), as determined by the Committee.

(i) “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Company Stock.

(j) “Employee” shall mean an employee of the Company or a parent or subsidiary of the Company.

(k) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board), unless the Committee determines otherwise.

(l) “Employer” shall mean the Company and its parent and subsidiary corporations and other related entities, as determined by the Committee.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” shall mean the purchase price of Company Stock subject to an Option.

(o) “Fair Market Value” shall mean, as of any applicable date: (i) if the principal securities market on which the Company Stock is traded is a national securities exchange or The Nasdaq National Market (“NNM”), the closing price of the Company Stock on such exchange or NNM, as the case may be, or if no sale of the Company Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Company Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Company Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Company Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Board.

(p) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

(q) “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.

(r) “Grantee” shall mean an Employee, Non-Employee Director or Key Advisor who receives a Grant under the Plan.

(s) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of Code section 422.

(t) “Key Advisor” shall mean a consultant to or advisor of the Company or a parent or subsidiary of the Company.

(u) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(v) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to (or does not otherwise) meet the requirements of Code section 422.

(w) “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(x) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock as described in Section 11 (other than Grants described in other Sections of the Plan).

(y) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.

(z) “Stock Award” shall mean an award of a share of Company Stock, with or without restrictions.

(aa) “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock.

Section 2.     Administration

(a) Subject to the following paragraphs, the Plan shall be administered by the Company’s Board or by the Committee. If the Board delegates to the Committee the authority to administer the Plan, the Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of Grants hereunder.

(b) Following registration of the Company Stock under Section 12 of the Exchange Act, any Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) “Non-Employee Directors” as defined under Rule 16b-3 under the Exchange Act, and (ii) “outside directors” as defined under Code section 162(m) or any successor provision and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that Grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to Grantees or the Company and its subsidiaries under applicable law.

Section 3.     Grants

Grants under the Plan may consist of Grants of Options as described in Sections 6 and 7, Stock Awards as described in Section 8, Stock Units as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions as set forth in the Grant Instrument.

Section 4.     Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 1,129,000 shares.

(b) Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Option Price of an Option shall again be available for issuance under the Plan. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 100,000 shares, subject to adjustment as described below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The nature of any such adjustment shall be in the sole discretion of the Board and the determinations of the Board shall be final, binding and conclusive.

Section 5.     Eligibility for Participation

All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

Section 6.     Options

The Board may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Board deems appropriate. The following Plan provisions are applicable to Options:

(a) Number of Shares; Types of Option and Exercise Price. The Board shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors. The Board may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors. The Exercise Price of Company Stock subject to an Option shall be determined by the Board and may be equal to, greater than, or less than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that (i) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted, and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(b) Option Term. The Board shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason. The Board may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Board deems appropriate.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e) Termination of Employment, Disability or Death. Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i)

the scheduled expiration date as set forth in the applicable Grant Instrument, (ii) 90 days following the date the Grantee ceases to be employed by, or provide service to, the Employer for any reason other than the Grantee’s death or Disability, (iii) one year following the date the Grantee ceases to be employed by, or provide service to, the Employer by reason of the Grantee’s death or Disability, or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 16; provided, however, that in the event that a Grantee ceases to be employed by, or provide service to, the Employer due to a termination for Cause, or if the Employer subsequently determines that the grounds existed to terminate the Grantee for Cause, all rights to exercise Options held by such Grantee shall terminate immediately as of the date such Grantee ceases to be employed by, or provide services to, the Employer.

(f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Board (i) in cash, (ii) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.

(g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of Code section 424(f)) of the Company.

Section 7.     Formula Option Grants to Non-Employee Directors

In its sole discretion, the Board may establish a program to provide automatic or formula Grants of Nonqualified Stock Options to Non-Employee Directors. Any such program shall be subject to the following terms and requirements of this Section 7 and such other terms and requirements as may be established by the Board:

(a) Initial Grant. Each Non-Employee Director who is a member of the Board on, or first becomes a member of the Board after, the effective date of the Plan shall receive a Grant of a Nonqualified Stock Option to purchase a set number of shares of Company Stock (as determined by the Board) on the later of the effective date of the Plan or the date on which he or she first becomes a member of the Board.

(b) Annual Grants. On each date that the Company holds its annual meeting of shareholders, commencing with the annual meeting as designated by the Board, each Non-Employee Director who is in office immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) shall receive a Grant of a Nonqualified Stock Option to purchase a set number of shares of Company Stock (as determined by the Board). The date of grant of each such annual Grant shall be the date of the annual meeting of the Company’s shareholders.

(c) Exercise Price. The Exercise Price per share of Company Stock subject to an Option granted under this Section 7 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

(d) Option Term and Exercisability. The term of each Option granted pursuant to this Section 6 shall be for a set period of time as determined by the Board and shall vest in accordance with the schedule adopted by the Board.

(e) Applicability of Plan Provisions. The Board shall have full power and authority to administer all Options granted to Non-Employee Directors. Except as otherwise provided in this Section 7, Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of the Plan that are otherwise applicable to Nonqualified Stock Options as described in Section 6.

(f) Insufficient Shares. If at any time there are not sufficient shares available under the Plan to permit an automatic Grant as described in this Section 7, the automatic Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

Section 8.     Stock Awards

The Board may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Board deems appropriate. The following Plan provisions are applicable to Stock Awards:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant

Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 16(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Board determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

(g) Stock Awards to Non-Employee Directors. Unless the Board determines otherwise, a Non-Employee Director shall have the option of electing to receive a Stock Award under the Plan in lieu of director’s fees otherwise payable to the Non-Employee Director for the performance of services as a member of the Board. Any such Stock Award shall not be subject to restrictions requiring future service as a member of the Board. The number of shares of Company Stock to be subject to any such Stock Award shall be equal to the dollar amount of director’s fees otherwise payable to the Non-Employee Director divided by the Fair Market Value of a share of Company Stock as of the date of the Stock Award, but rounded down to the nearest whole share. Any election to receive a Stock Award under this paragraph and the process for making such a Stock Award shall be subject to the requirements and procedures established by the Board in its sole discretion.

Section 9.     Stock Units

The Board may grant phantom units, each of which shall represent one share of Company Stock, to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Board deems appropriate. The following Plan provisions are applicable to Stock Units:

(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Board may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Board. The Board shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Board are not met, the Grantee’s Stock Units shall be forfeited, unless the Grantee’s employment agreement, if any, with the Employer provides otherwise. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Board.

Section 10.     Stock Appreciation Rights

The Board may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a) General Requirements. The Board may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). SARs may be granted in tandem with an Option either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Board shall establish the base amount of the SAR at the time the SAR is granted. Unless the Board determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR. SARs are subject to the special rules for non-exempt Employees as described in Section 6(d).

(b) Tandem SARs. In the case of SARs granted in tandem with an Option, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. An SAR shall be exercisable during the period specified by the Board in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(e) Form of Payment. The Board shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two,

in such proportion as the Board deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

Section 11.     Other Stock-Based Awards

The Board may grant Other Stock-Based Awards, which are awards (other than those described in other Sections) that are based on, measured by or payable in Company Stock to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Board shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Board shall determine.

Section 12.     Dividend Equivalents

The Board may grant Dividend Equivalents in connection with Grants under the Plan. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Board may establish, including, without limitation, the achievement of specific performance goals.

Section 13.     Qualified Performance-Based Compensation

The Board may determine that Stock Awards, Stock Units and Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Code section 162(m). When Stock Awards, Stock Units and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Board shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance will be measured, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Board deems appropriate and consistent with the Plan and otherwise necessary to comply with the requirements of Code section 162(m) and applicable regulations thereunder.

Section 14.     Deferrals

The Board may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Grant. If any such deferral election is permitted or required, the Board shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Section 15.     Transferability of Grants

Unless otherwise determined by the Board, Grants are exercisable during a Grantee’s lifetime only by the Grantee; provided, that (i) Options may be transferable by will or the laws of descent and distribution, and (ii) with respect to Nonqualified Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order.

Section 16.     Right of First Refusal; Right to Repurchase

(a) Right of First Refusal. At any time prior to registration by the Company of Company Stock under Section 12 of the Exchange Act, the Company shall have a right of first refusal with respect to any proposed sale or other disposition by Grantees (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Company Stock issued to them under the Plan which are transferable. This right of first refusal shall be exercisable by the Company in accordance with the terms and conditions established by the Board.

(b) Right of Repurchase. At any time prior to registration by the Company of Company Stock under Section 12 of the Exchange Act, in the event that a Grantee ceases to be employed by, or provide services to, the Employer by reason of a termination for Cause, the Company shall have the right, exercisable within 90 days following such termination, to repurchase any shares of Company Stock issued to such Grantee under the Plan for the purchase price paid by such Grantee for such shares of Company Stock.

Section 17.     Consequences of a Change of Control

(a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take any of the following actions with respect to any or all outstanding Grants: the Board may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Board determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Board determines, (iii) determine that Grantees holding Stock Units and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units and Other Stock-Based Awards in an amount determined by the Board, (iv) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of SARs, as applicable, or (v) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Board deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Board may specify. The Board shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

(c) Acceleration Following Termination Without Cause. To the extent that any Grants are assumed pursuant to subsection (a), in the event that a Grantee ceases to be employed by, or to provide services to, the Employer as a result of a termination without Cause within one year of a Change in Control, (i) all outstanding Options and SARs shall accelerate and become exercisable, (ii) all restrictions and conditions on outstanding Stock Awards shall lapse, and/or (iii) the Grantee shall receive a payment in full settlement of all Stock Units and Other Stock-Based Awards.

(d) Termination of Outstanding Grants. Any Grants that are not assumed, replaced, exercised, or cashed out prior to or concurrent with a Change of Control in accordance with the provisions of this Section 17 will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

Section 18.     Requirements for Issuance or Transfer of Shares

(a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Market Standoff Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such offering (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Section 19.     Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

(b) Shareholder Approval for “Qualified Performance-Based Compensation.” If Stock Awards, Stock Units and Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 13 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 13, if required by Code section 162(m) or the regulations thereunder.

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Sections 4(d), 17(b) and 20(f). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Sections 4(d), 17(b) and 20(f) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

Section 20.     Miscellaneous

(a) Repricing of Options and SARs. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Grantees, the cancellation of any or all outstanding Options or SARs under Sections 6 and 7 and to grant in exchange one or more of the following: (i) new Options or SARs covering the same or a different number of shares of Company Stock, but with an exercise or base price per share not less than the Fair Market Value per share of Company Stock on the new grant date, or (ii) cash or shares of Company Stock, whether vested or unvested, equal in value to the value of the cancelled Options or SARs. The Board shall also have the authority, exercisable at any time and from time to time, with the consent of the affected Grantees, to reduce the exercise or base price of one or more outstanding Options or SARs to the then current Fair Market Value per share of Company Stock or issue new Options or SARs with a lower exercise or base price in immediate cancellation of outstanding Options or SARs with a higher exercise or base price.

(b) Grants in Connection With Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock awards made by such corporation. The Board may establish such terms and conditions of the substitute grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the substituted Option.

(c) Withholding. The Company shall have the right to deduct any taxes required by law to be withheld in respect of Grants under the Plan from amounts paid to a Grantee in cash as salary, bonus or other compensation. In the Board’s discretion, a Grantee may be permitted to elect to have withheld from the shares otherwise issuable to the Grantee, or to tender to the Company, a number of shares of Company Stock, the aggregate Fair Market Value of which does not exceed the applicable withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

(d) No Right to Grant; No Right to Employment. No person shall have any claim of right to receive a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Employer or as giving any Employee, Key Advisor or Non-Employee Director of the Employer any right to continue to serve in such capacity.

(e) Funding of the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Further, income recognized by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the Grantee that are maintained by the Employer, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Board may make Grants on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Construction of the Plan and Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all Grantees. No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any Grant made under the Plan, or any rule or procedure established by the Board. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of laws or choice of law provisions of such laws that would otherwise compel the application of the substantive laws of any other jurisdiction.

(i) Legends. All certificates for Company Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Company Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

(j) Captions. All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

(k) Severability. Whenever possible, each provision in the Plan and every Grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other Grant under the Plan shall remain in full force and effect.

(l) Effective Date of the Plan. The Plan shall be effective as of [              ].